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                                                                     EXHIBIT 21

                  AMES DEPARTMENT STORES, INC. AND SUBSIDIARIES
                         Subsidiaries of the Registrant

         As of April 28, 1999, the subsidiaries of the Registrant were as follows:

                                                                        State of
Name                                                               Incorporation
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Ames Transportation Systems, Inc......................................Delaware
Ames Realty II, Inc...................................................Delaware
Ames FS, Inc..........................................................Delaware
   AMD, Inc., a subsidiary of Ames FS, Inc............................Delaware
       Ames Merchandising Corporation, a subsidiary of AMD, Inc.......Delaware